Exhibit 5.1

22 September 2008

Bunge Limited	DIRECT LINE:	(441) 278.7974
50 Main Street	E-MAIL:	ciara.brady@conyersdillandpearman.com
White Plains	OUR REF:	335568 Corpdocs262420
New York 10606	YOUR REF:
U.S.A.

Dear Sirs:

Bunge Limited (the “Company”)

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on Form S-4 (File No. 333-152781) filed with the U.S. Securities and Exchange Commission (the “Commission”) (the “Registration Statement”) relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of common shares, par value US$0.01 per share of the Company (“Shares”) issuable to the holders of common stock, par value US$0.01 per share, of Corn Products International, Inc. (“Corn Products”) in a proposed merger of Bleecker Acquisition Corp., a wholly owned subsidiary of the Company, and Corn Products.

For the purposes of giving this opinion, we have examined the following documents:

(i)	an electronic copy of the Registration Statement; and
(ii)

an electronic copy of the Agreement and Plan of Merger and Reorganization among the Company, Bleecker Acquisition Corp and Corn Products international, Inc. dated as of June 21, 2008, as amended and annexed to the Registration Statement (as so amended, the “Merger Agreement”).

The documents listed in items (i) and (ii) above are herein sometimes collectively referred to as the “Documents” (which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed copies of the memorandum of association and the bye-laws of the Company (together, the “Constitutional Documents”), each certified by the Assistant Secretary of the Company on 11 September 2008, minutes of a meeting of the board of directors of the Company (the “Board”) held on 20 June 2008 and certified by the Secretary of the Company on 22 September 2008 (the “Minutes”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us, (d) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions and remain in full force and effect and have not been, and will not be, rescinded or amended, (e) that the Company will issue the Shares in furtherance of its objects as set out in its memorandum of association, (f) that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein, (g) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (h) that the Company will have sufficient authorised capital to effect the issue of any of the Shares at the time of issuance, (i) that shares of the Company will be listed on an appointed stock exchange, as defined in the Companies Act 1981, as amended (the “Companies Act”), and the consent to the issue and free transfer of the Shares given by the Bermuda Monetary Authority as of 10 July 2001 will not have been revoked or amended at the time of issuance of any Shares, (j) that all necessary corporate action has or will be taken to authorise and approve any issuance of Shares, the terms of the offering thereof and related matters, and that the  Merger Agreement  has been  duly approved, executed and delivered by or on behalf of the Company and all other parties thereto, (k) that the  Merger Agreement and any other agreement or other document relating to the Shares will be valid and binding in accordance with its terms pursuant to its governing law; (l) that the issuance and sale of and payment for the Shares will be in accordance with the Documents (including the joint proxy statement/prospectus set forth in the Registration Statement and any applicable supplement thereto), (m) that, upon the issue of any Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (n) that the Company will comply, to the extent applicable, with the requirements of Part III of the Companies Act entitled “Prospectuses and Public Offers”, (o) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Shares, and the due execution and delivery thereof by each party thereto, (p) that none of the parties to such documents carries on business from premises in Bermuda, at which it employs staff and pays salaries and other expenses, (q) the validity and binding effect under the laws of the State of Delaware of the Merger Agreement in accordance with its terms, and (r) that at the time of entering into the Merger Agreement and after entering into the Merger Agreement and at the time of filing the Registration Statement and after filing the Registration Statement, the Company will be able to pay its liabilities as they become due.

The obligations of the Company under the Documents and in connection with any Shares and any agreement or document relating thereto (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court (whether or not it was applying the laws of the State of Delaware with respect to the Merger Agreement) if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages, and (e) may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.  This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the benefit of the Company in filing of the Registration Statement and the issuance of the Shares by the Company pursuant to the Merger Agreement as described in the Registration Statement and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing we are of the opinion that:

1.                                       The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.                                       When duly issued and paid for in accordance with the terms of the Constitutional Documents and the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the joint proxy statement/prospectus forming a part of the Registration Statement.  In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ CONYERS DILL & PEARMAN